UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________
FORM 8-K
 _______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 25, 2013 (February 21, 2013)
Date of Report (date of earliest event reported)
 _______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On February 21, 2013, Transcept Pharmaceuticals, Inc. (“Transcept”) received a new Paragraph IV notice letter from Dr. Reddy's Laboratories, Inc. advising Transcept that it and Dr. Reddy's Laboratories, Ltd. (together, “Dr. Reddy's”) have filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for generic versions of the 1.75mg and 3.5mg strengths of Intermezzo® (zolpidem tartrate) sublingual tablet C-IV. This Paragraph IV notice letter alleges that Transcept's U.S. Patent Nos. 7,658,945, 7,682,628, 8,242,131 and 8,252,809 are invalid, unenforceable and/or will not be infringed by Dr. Reddy's manufacture, use, importation, sale or offer for sale of the products for which its ANDA was submitted.

For additional information relating to Transcept's prior announcements regarding ANDA filings and related actions, see the Current Reports on Form 8-K filed on July 11, 2012, July 19, 2012, August 3, 2012, August 28, 2012, September 11, 2012, September 13, 2012, October 26, 2012 and December 26, 2012. For more information on the risks associated with Transcept's efforts to secure and maintain intellectual property protection for Intermezzo, please see the Risk Factors section of Transcept's Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2012. The information contained herein is intended to be considered in the context of more complete information included in Transcept's filings with the SEC and other public announcements that Transcept has made and may make from time to time by press release or otherwise. Transcept undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: February 25, 2013
	By:	/s/ Leone D. Patterson
		Name:	Leone D. Patterson
		Title:	Vice President, Chief Financial Officer